EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

            Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six month and three periods ended June 30, 2006 and 2005.


                                                     Six Months Ended                     Six Months Ended
                                                       June 30, 2006                        June 30, 2005
                                                       --------------                       -------------
                                              Income                                    Income
                                            Available                                 Available
                                           to Common                   Per-Share     to Common                        Per-Share
                                           Stockholders     Shares     Amount        Stockholders       Shares        Amount
                                           ------------     ------     ---------     ------------       ------        ----------

Net income                                   $5,286,183                               $1,018,872
 Less: Preferred stock dividends                (24,975)                                 (24,975)
                                          ---------------                            -------------
 Income available to common
   stockholders                              $5,261,208      34,373,000  $0.15          $993,897      32,808,000       $0.03
                                                                         =====                                         =====

Effect of dilutive securities:

   Stock options and warrants                       ---       1,922,000    ---               ---          80,000         ---
   Preferred stock                               24,975         568,000    ---            24,975         568,000         ---
                                                 ------         -------  ------           ------         -------      ------
Income available to common
 stockholders and assumed
   conversion                                $5,286,183      36,863,000  $0.14        $1,018,872      33,456,000       $0.03
                                             ==========      ==========  =====         ==========     ==========       =====


Options and warrants totaling approximately 5,468,000 and 897,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2006. Options and warrants totaling approximately 7,953,000 and 3,195,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2005.



                                                     Three Months Ended                   Three Months Ended
                                                       June 30, 2006                        June 30, 2005
                                                       --------------                       -------------
                                              Income                                    Income
                                            Available                                 Available
                                           to Common                   Per-Share     to Common                        Per-Share
                                           Stockholders     Shares     Amount        Stockholders       Shares        Amount
                                           ------------     ------     ---------     ------------       ------        ----------
Net income                                   $1,973,590                                  $17,855
 Less: Preferred stock dividends                (12,488)                                 (12,488)
                                          -------------                              -------------
Income available to common
 stockholders                                $1,961,102      34,306,000  $0.06             $5,367     32,720,000       $0.00
                                                                         =====                                          =====

Effect of dilutive securities:

   Stock options and warrants                       ---       2,426,000    ---               ---         118,000         ---
   Preferred stock                               12,488         568,000    ---            12,488         568,000         ---
                                                 ------         -------  ------           ------         -------      ------
Income available to common
 stockholders and assumed
   conversion                                $1,973,590      37,300,000  $0.05           $17,855      33,406,000       $0.00
                                             ==========      ==========  =====           =======      ==========       =====


Options and warrants totaling approximately 5,298,000 and 563,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended June 30, 2006. Options and warrants totaling approximately 7,614,000 and 3,497,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended June 30, 2005.